UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act.

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

          On September 10, 2007, Carbiz Inc. (the “Company”) completed a financing with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar,” and together with the Company, the “Parties”). Pursuant to a Securities Purchase Agreement dated August 31, 2007 between the Parties (the “Securities Purchase Agreement”), the Company issued a US$1,000,000 secured convertible debenture (the “Debenture”) to Trafalgar for US$1,000,000. The Debenture bears an annual interest rate of (i) 12% compounded monthly from the date of issuance until the Company files a registration statement covering shares of common stock into which the Debenture may be converted; (ii) 10% compounded monthly from the date the registration statement is filed until it becomes effective; and (iii) 8% per annum thereafter until the Debenture is paid in full. Subject to certain limitations, the Debenture is convertible at Trafalgar’s option into shares of the common stock of the Company at a price per share equal to the lesser of (i) US$0.22 or (ii) 85% of the lowest daily closing bid price of the Company’s common shares, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the date of conversion.

          The Debenture is secured by a pledge of all of the Company’s assets under a Security Agreement dated August 31, 2007 between the Parties (the “Security Agreement”). The Security Agreement was executed to ensure full and prompt payment of the Debenture, with Trafalgar having the ability to seize such assets in the case of an event of default in accordance with the terms of the Securities Purchase Agreement.

          Contemporaneously with the execution and delivery of the Securities Purchase Agreement and the issuance by the Company to Trafalgar of the Debenture, the Parties executed and delivered a Registration Rights Agreement dated August 31, 2007 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to (i) prepare and file, within 150 days, a registration statement with the SEC for the resale by Trafalgar of 50% of the number of shares anticipated to be issued upon conversion of the Debenture, and (ii) if the Debenture remains outstanding one year from the date of issuance, prepare and file another registration statement with the SEC for the resale by Trafalgar of the common stock that would be anticipated to be issued upon conversion of the remaining balance of the Debenture. The Company also is required to have both registration statements declared effective by the SEC within 60 days after filing and to maintain both in effect so long as the Debenture remains outstanding and so long as any shares registered thereby remain unsold. Failure by the Company to comply with the terms of the Registration Rights Agreement would result in the Company having to pay liquidated damages to Trafalgar, as described in the Registration Rights Agreement.

          In addition, the Company issued Trafalgar warrants (the “Warrants”) to purchase up to an aggregate of 2,000,000 shares of common stock at any time until August 31, 2010, with 1,000,000 shares subject to purchase at US$0.15 per share, and 1,000,000 shares subject to purchase at US$0.22 per share (subject to adjustment under certain circumstances, as described in the Warrants). Pursuant to the terms of the Warrants, the Company is required to include the shares issuable under the Warrants in each registration statement it files with the SEC.

          The foregoing is a summary of each of the Securities Purchase Agreement, the Debenture, the Registration Rights Agreement, the Security Agreement and the Warrants and does not purport to be complete. The foregoing is qualified in its entirety by reference to the above-mentioned agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

          The proceeds from this financing are to be used to finance acquisitions.

          The Debenture and Warrants issued in the financing described above were issued to persons located outside the United States who were not “U.S. persons,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended, in reliance upon the exclusion from registration available under Regulation S.

          A copy of the press release dated September 14, 2007 announcing the financing described above has been furnished as Exhibit 99.1 hereto.

Item Financial Statements and Exhibits 9.01

(d)      Exhibits

10.1	Securities Purchase Agreement, dated August 31, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

10.2	Secured Convertible Debenture, dated August 31, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

10.3	Security Agreement, dated August 31, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

10.4	Registration Rights Agreement, August 31, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

10.5	Warrant to Purchase 1,000,000 Common Shares of Carbiz Inc.

10.6	Warrant to Purchase 1,000,000 Common Shares of Carbiz Inc.

99.1	Press Release dated September 14, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: September 13, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer